COUNTY OF SARATOGA INDUSTRIAL DEVELOPMENT

                               AND

                    ACE HARDWARE CORPORATION






LEASE AGREEMENT




DATED AS OF SEPTEMBER 1, 1996



TABLE OF CONTENTS

(This Table of Contents is not part of the Lease
Agreement and is for convenience of reference only)


SECTION                                                     PAGE
ARTICLE I                                                    2

DEFINITIONS                                                  2
     SECTION 1.1.  DEFINITIONS                               2
     SECTION 1.2.  INTERPRETATION                            4

ARTICLE II                                                   6
REPRESENTATIONS, WARRANTIES AND COVENANTS                    6
SECTION 2.1.  REPRESENTATIONS, WARRANTIES AND COVENANTS
   OF THE LESSOR                                             6
SECTION 2.2.  REPRESENTATIONS, WARRANTIES AND COVENANTS
   OF THE LESSEE                                             6

ARTICLE III                                                  9
CONVEYANCE AND USE OF PROJECT FACILITY                       9
SECTION 3.1.  CONVEYANCE TO THE LESSOR                       9
SECTION 3.2.  USE OF PROJECT FACILITY                        9

ARTICLE IV                                                  10
ACQUISITION OF LAND; CONSTRUCTION OF FACILITY;
   ACQUISITION AND INSTALLATION OF EQUIPMENT                10
SECTION 4.1.  ACQUISITION OF LAND; CONSTRUCTION
   OF FACILITY; ACQUISITION AND INSTALLATION OF EQUIPMENT   10
SECTION 4.2.  COMPLETION OF PROJECT FACILITY                11
SECTION 4.3.  REMEDIES TO BE PURSUED AGAINST CONTRACTORS,
   SUBCONTRACTORS, MATERIALMEN AND THEIR SURETIES           11

ARTICLE V                                                   12
LEASE OF PROJECT FACILITY; RENT; CONVEYANCE OF PROJECT
   FACILITY                                                 12
SECTION 5.1.  LEASE OF THE PROJECT FACILITY                 12
SECTION 5.2.  DURATION OF TERM.                             12
SECTION 5.3.  QUIET ENJOYMENT                               12
SECTION 5.4.  RENT AND OTHER AMOUNTS PAYABLE                12
SECTION 5.5.  NATURE OF OBLIGATIONS OF THE LESSEE HEREUNDER 13

ARTICLE VI                                                  14
MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE             14
SECTION 6.1.  MAINTENANCE AND MODIFICATIONS OF PROJECT
   FACILITY                                                 14
SECTION 6.2.  TAXES, ASSESSMENTS AND UTILITY CHARGES        14
SECTION 6.3.  INSURANCE REQUIRED                            14
SECTION 6.4.  ADDITIONAL PROVISIONS RESPECTING INSURANCE    15
SECTION 6.5.  APPLICATION OF NET PROCEEDS OF INSURANCE      16
SECTION 6.6.  PAYMENTS IN LIEU OF TAXES                     16

ARTICLE VII                                                 18
DAMAGE, DESTRUCTION AND CONDEMNATION                        18
SECTION 7.1.  DAMAGE OR DESTRUCTION                         18
SECTION 7.2.  CONDEMNATION                                  18

ARTICLE VIII                                                19
SPECIAL COVENANTS                                           19
SECTION 8.1.  NO WARRANTY OF CONDITION OR SUITABILITY
   BY LESSOR; ACCEPTANCE                                    19
SECTION 8.2.  HOLD HARMLESS PROVISIONS                      19
SECTION 8.3.  RIGHT OF ACCESS TO PROJECT FACILITY           20
SECTION 8.4.  THE LESSEE NOT TO TERMINATE EXISTENCE
   OR DISPOSE OF ASSETS                                     20
SECTION 8.5.  AGREEMENT TO PROVIDE INFORMATION              20
SECTION 8.6.  COMPLIANCE WITH ORDERS, ORDINANCES, ETC       20
SECTION 8.7.  PERFORMANCE BY LESSOR OF LESSEE'S OBLIGATIONS 21
SECTION 8.8.  DEPRECIATION DEDUCTIONS AND TAX CREDITS       21

ARTICLE IX                                                  22
ASSIGNMENTS; MERGER OF LESSOR                               22
SECTION 9.1.  RESTRICTION ON TRANSFER OF LESSOR'S INTEREST
   HEREUNDER                                                22
SECTION 9.2.  ASSIGNMENT OF THIS LEASE AGREEMENT            22
SECTION 9.3.  MERGER OF THE LESSOR                          22
SECTION 9.4.  SALE OR LEASE OF PROJECT FACILITY             22

ARTICLE X                                                   24
EVENTS OF DEFAULT AND REMEDIES                              24
SECTION 10.1.  EVENTS OF DEFAULT DEFINED                    24
SECTION 10.2.  REMEDIES ON DEFAULT                          25
SECTION 10.3.  REMEDIES CUMULATIVE                          25
SECTION 10.4.  AGREEMENT TO PAY ATTORNEYS' FEES
    AND EXPENSES                                            26
SECTION 10.5.  NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER   26

ARTICLE XI                                                  27
EARLY TERMINATION OF LEASE AGREEMENT                        27
SECTION 11.1.  OPTION TO TERMINATE LEASE AGREEMENT          27
SECTION 11.2.  OBLIGATION TO SELL AND PURCHASE THE PROJECT
   FACILITY                                                 27
SECTION 11.3.  CONVEYANCE OF PROJECT FACILITY UPON PURCHASE 27

ARTICLE XII                                                 28
MISCELLANEOUS                                               28
SECTION 12.1.  NOTICES                                      28
SECTION 12.2.  BINDING EFFECT                               29
SECTION 12.3.  SEVERABILITY                                 29
SECTION 12.4.  AMENDMENTS, CHANGES AND MODIFICATIONS        29
SECTION 12.5.  EXECUTION OF COUNTERPARTS                    29
SECTION 12.6.  APPLICABLE LAW                               29
SECTION 12.7.  RECORDING AND FILING                         29
SECTION 12.8.  SURVIVAL OF OBLIGATIONS                      29
SECTION 12.9.  TABLE OF CONTENTS AND SECTION HEADINGS NOT
   CONTROLLING                                              29
SECTION 12.10.  NO RECOURSE; SPECIAL OBLIGATION             29
SECTION 12.11.  SUBMISSION TO JURISDICTION                  30

EXHIBIT A                                                  A-1
DESCRIPTION OF LAND                                        A-1

EXHIBIT B                                                  B-1
FORM OF DEED TO LESSEE                                     B-1

EXHIBIT C                                                  C-1
FORM OF BILL OF SALE TO LESSEE     C-1


     LEASE AGREEMENT


     THIS LEASE AGREEMENT dated as of September 1, 1996 ("Lease Agreement") by and between the COUNTY OF SARATOGA INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York having its office at Saratoga County Municipal Center, 40 McMaster Street, Ballston Spa, New York 12020 (the "Lessor") and ACE HARDWARE CORPORATION, a Delaware corporation having an address of 2200 Kensington Court, Oak Brook, Illinois 60521-2134 (the "Lessee");



     W I T N E S S E T H:


     WHEREAS, the Lessor, by resolution adopted September 16, 1996 (the "Resolution"), resolved to undertake a project (the "Project") consisting of (A) (1) the acquisition of a certain parcel or parcels of land comprising approximately 130 acres located at Ballard Road and Northern Pines Road in the Town of Wilton, Saratoga County, New York (the "Land"), (2) the construction on the Land of an approximately 792,000 square foot Facility (the "Facility") for use as a regional warehouse and distribution facility and (3) the acquisition and installation in the Facility of certain machinery and equipment (the "Equipment" and together with the Land and the Facility, collectively the "Project Facility"); and (B) The lease of the Project Facility to the Lessee; and

     WHEREAS, the Lessor proposes to lease the Project Facility to the Lessee and the Lessee desires to lease the Project
Facility from the Lessor pursuant to the terms and conditions hereinafter set forth; and

     WHEREAS, the providing of the Project Facility and the lease of the Project Facility to the Lessee pursuant to this Lease Agreement is for a proper purpose, to wit, to advance the job opportunities, health, general prosperity and economic welfare of the inhabitants of the State of New York, pursuant to the provisions of the Act (as hereinafter defined); and

     WHEREAS, all things necessary to constitute this Lease
Agreement a valid and binding agreement by and between the parties hereto in accordance with the terms hereof have been done and performed, and the creation, execution and delivery of this Lease Agreement have in all respects been duly authorized;

     NOW, THEREFORE, THE LESSOR AND THE LESSEE HEREBY AGREE AS
FOLLOWS:


                               ARTICLE I

                              DEFINITIONS


SECTION 1.1.  DEFINITIONS.  The terms defined in this Section 1.1
(except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Lease
Agreement and of any agreement supplemental hereto shall have the respective meanings specified in this Section 1.1.

     "Act" means Title 1 of Article 18-A of the General Municipal
Law of the State, as amended from time to time, together with Chapter 855 of the Laws of 1971 of the State.

     "Bill of Sale to Lessee" means the bill of sale from the Lessor to the Lessee (substantially in the form shown in Exhibit
"C" hereto) to be delivered to the Lessee upon satisfaction of the conditions set forth herein.

     "Bill of Sale to Lessor" means the bill of sale from the Lessee to the Lessor conveying the Lessee's interest in the Equipment.

     "Bond Counsel" means any attorney or firm of attorneys whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized and reasonably acceptable to the Lessor.

     "Business Day" means a day on which banks located in New
York City are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

     "Closing Date" means the date of the execution and delivery by the Lessee of the Deed to Lessor.

     "Code" means the Internal Revenue Code of 1986, as amended and regulations of the Department of Treasury promulgated thereunder and under the Internal Revenue Code of 1954, as amended.

     "Completion Date" means the date which is certified as the date of completion of the construction of the Facility and installation of the Equipment pursuant to Section 4.2 of the Lease Agreement.

     "Construction Period" means the period (A) beginning on the date of commencement of construction of the Facility, and (B) ending on the Completion Date.

     "Deed to the Lessee" means the deed from the Lessor to the Lessee (substantially in the form shown in Exhibit "B" to the Lease Agreement) to be delivered to the Lessee upon satisfaction of the conditions set forth in the Lease Agreement.

     "Deed to the Lessor" means the deed from the Lessee to the Lessor conveying the Lessee's fee interest in the Land and the Facility.

     "Equipment" means all items of machinery, equipment, fixtures and/or furnishings installed into the Facility during the Construction Period.

     "Event of Default" means any of those events defined as Events of Default by the terms of any of the Leasing Documents.

     "Facility" means, all those buildings, improvements, structures and other related facilities affixed or attached to or to be affixed or attached to the Land, all as they may exist from time to time.

     "Governmental Authority" means the United States, the State and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

     "Land" means the real property described in Exhibit "A" to the Lease Agreement.

     "Lease Agreement" means the lease agreement dated as of September 1, 1996 by and between the Lessor and the Lessee, as said lease agreement may be amended or supplemented from time to time

     "Lease" or "Leases" means any agreements of lease or sublease with respect to all or portions of the Project Facility, as said agreements of lease or sublease may have been or may from time to time be hereinafter modified, extended and revised including but not limited to, the Lease Agreement, and any future lease or sublease affecting any portion of the Project Facility.

     "Leasing Documents" means this Lease Agreement, the PILOT
Agreement and any other document now or hereafter executed by the Lessor and the Lessee in connection with the Project Facility.

     "Lessor" means (A) the County of Saratoga Industrial Development Agency and its successors and assigns, and (B) any public benefit corporation or other public corporation resulting from or surviving any consolidation or merger to which the County of Saratoga Industrial Development Agency or its successors or assigns may be a party.

     "Lessee" means Ace Hardware Corporation, a Delaware corporation having an address of 2200 Kensington Court, Oak
Brook, Illinois 60521-2134, and its successors and permitted assigns.

     "Lien" means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's warehousemen's and carriers' liens and other similar encumbrances, affecting real property. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "Lien Law" means the Lien Law of the State.

     "Local Authority" means any Governmental Authority which exercises jurisdiction over the Project Facility.

     "Local Requirement" means any law, ordinance, order, rule or regulation of a Governmental Authority or a Local Authority, respectively.

     "Permitted Encumbrances" means and includes with respect to the Lessee and its Subsidiaries (if any): (i) in the case of real properties, easements, restrictions, exceptions, reservations or defects which, in the aggregate, do not interfere with the continued use of such properties for the purposes for which they are used and do not affect the value thereof; (ii) liens, if contested in good faith by appropriate proceedings as allowed pursuant to Section 8.6 of the Lease Agreement; (iii) pledges or deposits to secure obligations under worker's compensation laws or similar legislation or to secure performance in connection with bids, tenders and contracts in the ordinary course of the Lessee's business (other than contracts for the payment of borrowed money) to which the Lessee or any Subsidiary of the Lessee is a party; (iv) deposits to secure public or statutory obligations of the Lessee and any Subsidiary of the Lessee; (v) carriers' or other like liens arising in the ordinary course of business, or deposits of cash or United States obligations to obtain the release of such liens or of mechanics' or worker's liens; (vi) deposits to secure surety or appeal bonds in proceedings to which the Lessee or any Subsidiary of the Lessee is a party; (vii) existing leases by the Lessee of real and personal property; (viii) liens arising out of or created by the Leasing Documents; and (ix) such other encumbrances as may be consented to, from time to time, by the Lessor and the Lessee.

     "Person" shall mean any legal entity, including without limitation an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government, or any agency, instrumentality or political subdivision thereof.

     "PILOT Agreement" means the payment in lieu of tax agreement dated as of September 1, 1996 by and between the Lessor and the Lessee, as said payment in lieu of tax agreement may be amended or supplemented from time to time.

     "Project" means that project undertaken by the Lessor consisting of (A) the acquisition of the Land, (B) the construction of the Facility and (C) the acquisition and installation of the Equipment.

     "Project Facility" means, collectively, the Land, the Facility and the Equipment.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Requirement" means any law, ordinance, order, rule or regulation of a Governmental Authority or a Local Authority, respectively.

     "Resolution" means the resolution duly adopted by the Lessor on September 16, 1996 authorizing the execution and delivery of the Leasing Documents to which the Lessor is a party.

     "State" means the State of New York.


SECTION 1.2. INTERPRETATION. In this Lease Agreement, unless the context otherwise requires:

     (A) the terms "hereby", "hereof", "herein", "hereunder" and any similar terms as used in this Lease Agreement refer to this Lease Agreement, and the term "heretofore" shall mean before, and the term "hereafter" shall mean after, the date of this Lease Agreement;

     (B) words of masculine gender shall mean and include correlative words of feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa; and

     (C) any certificates, letters or opinions required to be given pursuant to this Lease Agreement shall mean a signed document attesting to or acknowledging the circumstances, representations, opinions of law or other matters therein stated or set forth or setting forth matters to be determined pursuant to this Lease Agreement.

                           ARTICLE II

                   REPRESENTATIONS, WARRANTIES
                          AND COVENANTS


SECTION 2.1.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
LESSOR. The Lessor makes the following representations, warranties and covenants as the basis for the undertakings on its part herein contained:

     (A) The Lessor is duly established under the provisions of the Act and has the power to enter into this Lease Agreement and to carry out its obligations hereunder. Based upon the representations of the Lessee as to the utilization of the Project Facility, the Project Facility constitutes and will constitute a "project" as such quoted term is defined in the Act. By proper official action the Lessor has been duly authorized to execute, deliver and perform this Lease Agreement and the other Leasing Documents to which it is a party.

     (B) Neither the execution and delivery of this Lease Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of the other Leasing Documents by the Lessor will conflict with or result in a breach by the Lessor of any of the terms, conditions or provisions of the Act, the by-laws of the Lessor or any order, judgment, restriction, agreement or instrument to which the Lessor is a party or by which it is bound, or will constitute a default by the Lessor under any of the foregoing.

     (C) The Lessor will cause the Project Facility to be constructed and will lease the Project Facility to the Lessee pursuant to this Lease Agreement, all for the purpose of advancing the job opportunities, health, general prosperity and economic welfare of the people of the State and improving their standard of living.

     (D)  Except as provided herein and in Article IX and Article
X hereof, the Lessor, to the extent of its interest therein, shall not sell, assign, transfer, encumber or pledge as security the Project Facility or any part thereof.

     SECTION 2.2.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
THE LESSEE. The Lessee makes the following representations, warranties and covenants as the basis for the undertakings on its part herein contained:

     (A) The Lessee is a corporation organized, existing and in good standing under the laws of the State of Delaware, is qualified to do business within the State, has power to enter into this Lease Agreement and the other Leasing Documents to which it is a party and to carry out its obligations hereunder and thereunder, has been duly authorized to execute this Lease Agreement and the other Leasing Documents to which the Lessee is a party. This Lease Agreement and the other Leasing Documents to which the Lessee is a party and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action.

     (B) Neither the execution and delivery of this Lease Agreement or the other Leasing Documents to which the Lessee is a party, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the provisions of this Lease Agreement or the other Leasing Documents to which the Lessee is a party will (1) result in a breach of or conflict with any of the terms, conditions or provisions of the Lessee's certificate of incorporation or by-laws or any agreement, instrument, order or judgment to which the Lessee is a party or by which the Lessee is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any Lien of any nature upon the Project Facility under the terms of any such instrument or agreement, other than the Permitted Encumbrances, (2) require consent under (which has not been heretofore received) or result in a breach of or default under any credit agreement, indenture, purchase agreement, mortgage, deed of trust, commitment, guaranty or other agreement or instrument to which the Lessee is a party or by which it or any of its Property may be bound or affected, or (3) conflict with or violate any existing law, rule, regulation, judgment, order, writ, injunction or decree of any government, governmental instrumentality or court (domestic or foreign), having jurisdiction over the Lessee or any of the Property of the Lessee.

     (C) The acquisition and construction of the Project Facility will not result in the removal of a facility or plant of the Lessee or any contemplated occupant of the Project Facility from one area of the State to another area of the State or in the abandonment of one or more plants or facilities of the Lessee or any contemplated occupant of the Project Facility located within the State, except to the extent to which such relocation or abandonment is reasonably necessary to discourage the Lessee or any Project occupant from removing a facility or plant of the Lessee or any Project occupant to a location outside the State of New York or is reasonably necessary to preserve the competitive position of the Lessee or any Project occupant in its respective industry.

     (D) The Leasing Documents to which it is a party constitute, or upon their execution and delivery in accordance with the terms thereof will constitute, valid and legally binding obligations of the Lessee, enforceable in accordance with their respective terms.

     (E) So long as the PILOT Agreement shall be outstanding, the Project Facility is and will continue to be a "project" as such quoted term is defined in the Act, and the Lessee will not take any action (or omit to take any action required by the Leasing Documents or which the Lessor, advises the Lessee in writing should be taken), or allow any action to be taken, which action (or omission) would in any way (1) cause the Project Facility not to constitute a "project" as such quoted term is defined in the Act.

     (F) The Lessee shall cause all notices required by law to be given, and shall comply or cause compliance with all laws, ordinances, municipal rules and regulations and requirements of all Governmental Authorities applying to or affecting the conduct of work on the Project Facility, and the Lessee will defend and save the Lessor and its officers, members, agents and employees harmless from all fines and penalties due to failure to comply therewith.

     (G) The acquisition and construction of the Project Facility will not have a significant impact on the environment within the terms of SEQRA and the statewide and local regulations thereunder. The Lessee hereby covenants to comply with all mitigation measures, requirements and conditions, if any, enumerated in the negative declaration issued by the Wilton Planning Board under SEQRA with respect to the Project Facility and in any other approvals issued by any other Governmental Authority.

     (H) The Project Facility and the operation thereof complies and will comply with all applicable building, zoning, environmental, planning and subdivision laws, ordinances, rules and regulations of Governmental Authorities having jurisdiction over the Project Facility.

     (I) The Lessee shall (1) cause any new employment opportunities created in connection with the Project to be listed with (i) the Regional Office of the New York State Department of Economic Development serving Wilton, New York, (ii) the New York State Department of Labor Jobs Service Division, and (iii) the local service delivery area administrative entity created pursuant to the United States Job Training Partnership Act (P.L. 97-300) serving Wilton, New York, (2) the Lessee shall file with the Lessor on or before January 1 of each year during which the Lease Agreement remains in effect the status of its employment plan with respect to the Project, including the number of employment opportunities created, the number of employment openings listed in accordance with (i) above and the number of employment positions filled, and (3) the Lessee agrees, subject to the terms of any existing collective bargaining agreement(s), to first consider for such new employment persons eligible under the United States Job Training Partnership Act.

     (J) The Lessee shall deliver to the Lessor a notice, within five (5) days of its occurrence, or as soon thereafter as the Lessee becomes aware of, or should have become aware of, the same, any Event of Default, material litigation or failure to observe any covenant in the Financing Documents.

     (K) Not more than one-third of the total Cost of the Project shall be used to provide facilities primarily used in making Retail Sales (as such term is defined in Section 862 of the General Municipal Law of the State) to customers who personally visit such facilities.


                           ARTICLE III

                      CONVEYANCE AND USE OF
                        PROJECT FACILITY


SECTION 3.1. CONVEYANCE TO THE LESSOR. The Lessee has conveyed or will convey, or will cause to be conveyed, all of its right, title and interest in and to the Project Facility to the Lessor pursuant to the Deed to Lessor. The Lessee hereby represents and warrants that it has good and marketable title to the Project Facility, free and clear of all Liens except for Permitted Encumbrances and agrees that it will defend, indemnify and hold the Lessor harmless from any expense or liability due to any defect in title thereto. The Lessee shall pay all (i) costs, expenses, taxes and charges incurred in connection with such conveyance and transfer, including, without limitation, the cost of recording of the warranty deed in the Saratoga County Clerk's Office and (ii) taxes, assessments and other charges and impositions of the Project Facility attributable to periods prior to the date of this Lease Agreement.

SECTION 3.2. USE OF PROJECT FACILITY. Subsequent to the Closing Date, the Lessee shall be entitled to use the Project Facility in any manner not otherwise prohibited by the Leasing Documents, provided that such use (1) causes the Project Facility to qualify or continue to qualify as a "project" under the Act and (2) does not tend, in the reasonable judgment of the Lessor, to bring the Project Facility into disrepute as a public project.


                           ARTICLE IV

         ACQUISITION OF LAND; CONSTRUCTION OF FACILITY;
            ACQUISITION AND INSTALLATION OF EQUIPMENT


SECTION 4.1. ACQUISITION OF LAND; CONSTRUCTION OF FACILITY; ACQUISITION AND INSTALLATION OF EQUIPMENT. (A) The Lessee shall, on behalf of the Lessor, promptly (1) acquire the Land, (2) construct the Facility or cause the Facility to be constructed and (3) acquire and install the Equipment or cause the Equipment to be acquired and installed.

     (B) The Lessor shall enter into, and accept the assignment of, such contracts as the Lessee may request in order to effectuate the purposes of this Section 4.1; provided, however, that the Lessor shall have no liability under such contracts.

     (C) The Lessor hereby appoints the Lessee its true and lawful agent during the Construction Period to perform under the following authority in compliance with the terms, purposes and intent of the Leasing Documents, and the Lessee hereby accepts such agency: (1) to acquire the Land, construct the Facility and acquire and install the Equipment, (2) to make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other Persons, and in general to do all things which may be requisite or proper, all for the acquisition, construction and installation of the Project Facility, with the same powers and with the same validity as the Lessor could do if acting in its own behalf, provided that the Lessor shall have no liability under such contracts, orders, receipts, writings and instructions, (3) to pay all fees, costs and expenses incurred in the acquisition, construction and installation of the Project Facility and (4) to ask, demand, sue for, levy, recover and receive all such sums of money, debts, dues and other demands whatsoever which may be due, owing and payable to the Lessor under the terms of any contract, order, receipt or writing in connection with the acquisition and construction of the Project Facility and to enforce the provisions of any contract, agreement, obligation, bond or other performance security in connection with the same.

     (D) The Lessee has given or will give or cause to be given all notices and has complied or will comply or cause compliance with all laws, ordinances, rules, regulations and requirements of all Governmental Authorities applying to or affecting the conduct of work on the Project Facility, and the Lessee will defend, indemnify and save the Lessor and its officers, members, agents, servants and employees harmless from all fines and penalties due to failure to comply therewith. All permits and licenses necessary for the prosecution of work on the Project Facility shall be procured promptly by the Lessee.

     (E) To the extent required by applicable law, the Lessee, as agent for the Lessor, will cause (1) compliance with the requirements of Article 8 of the Labor Law of the State, and (2) any contractor, subcontractors and other Persons involved in the acquisition, construction and installation of the Project Facility to comply with Article 8 of the Labor Law of the State. The covenant in this subsection is not intended as a representation that Article 8 of the Labor Law of the State applies.

     (F) The Lessee agrees to file with the Department of Taxation and Finance of the State in a manner and at the time prescribed thereby, information relating to the extent of exemption from sales and use tax claimed with respect to the construction of the Project Facility all in compliance with
Section 874 of the General Municipal Law of the State. THE LESSEE ACKNOWLEDGES THAT THE FAILURE TO COMPLY WITH THE PROVISIONS OF SAID SECTION 874 SHALL RESULT IN A REVOCATION OF THE AUTHORITY GRANTED PURSUANT TO SUBSECTION (C) OF THIS SECTION 4.1.

SECTION 4.2. COMPLETION OF PROJECT FACILITY. The Lessee will proceed with due diligence to complete the acquisition of the Land, the construction of the Facility and the installation of the Equipment. Completion of the same shall be evidenced by a certificate signed by an Authorized Representative of the Lessee delivered to the Lessor stating (A) the date of such completion,
(B) that all labor, services, materials and supplies used therefor and all costs and expenses in connection therewith have been or will be paid, (C) that the acquisition of the Land, the construction of the Facility and the installation of the Equipment have been completed with the exception of ordinary punchlist items and work awaiting seasonal opportunity, (D) that the Lessee or the Lessor has good and valid title to all Property constituting a portion of the Project Facility, and that the Project Facility is subject to this Lease Agreement and (E) that the Project Facility is ready for occupancy, use and operation for its intended purposes. Notwithstanding the foregoing, such certificate may state (1) that it is given without prejudice to any rights of the Lessee against third parties which exist at the date of such certificate or which may subsequently come into being, (2) that it is given only for the purposes of this Section 4.2, and (3) that no Person other than the Lessor may benefit therefrom. Such certificate shall be accompanied by a certificate of occupancy, if required, any and all permissions, licenses or consents required of Governmental Authorities for the occupancy, operation and use of the Project Facility for its intended purposes.

SECTION 4.3. REMEDIES TO BE PURSUED AGAINST CONTRACTORS, SUBCONTRACTORS, MATERIALMEN AND THEIR SURETIES. In the event of a material default by any contractor, subcontractor or materialman under any contract made by it in connection with the construction of the Facility or in the event of a breach of warranty or other liability with respect to any materials, workmanship or performance guaranty, the Lessee may proceed, either separately or in conjunction with others, to exhaust the remedies of the Lessee and the Lessor against the contractor, subcontractor or materialman so in default and against each surety for the performance of such contract. The Lessee may, in its own name or, with the prior written consent of the Lessor, in the name of the Lessor, prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor, materialman or surety which the Lessee deems reasonably necessary, and in such event the Lessor hereby agrees, at the Lessee's sole expense, to cooperate fully with the Lessee and to take all action necessary to effect the substitution of the Lessee for the Lessor in any such action or proceeding. The Lessee shall immediately advise the Lessor of any actions or proceedings taken hereunder.


                            ARTICLE V

                LEASE OF PROJECT FACILITY; RENT;
                 CONVEYANCE OF PROJECT FACILITY



SECTION 5.1. LEASE OF PROJECT FACILITY. The Lessor hereby leases the Project Facility to the Lessee, and the Lessee hereby leases the Project Facility from the Lessor, for and during the term hereinafter provided and upon and subject to the terms and conditions hereinafter set forth. The Lessee assumes and agrees to perform and discharge all of the Lessor's obligations under the Lease Documents during the Lease Term, and shall enforce all claims arising under any representation, warranty, covenant, indemnity, guarantee or agreement in the Lease Documents.

SECTION 5.2. DURATION OF TERM. The term of this Lease Agreement shall become effective upon its delivery and shall expire on September 1, 2007, or such earlier date as this Lease Agreement may be terminated as hereinafter provided. The Lessor shall deliver to the Lessee and the Lessee shall accept sole and exclusive possession of the Project Facility simultaneously with the execution of this Lease Agreement.

SECTION 5.3. QUIET ENJOYMENT. So long as no Event of Default shall have occurred and be continuing, and except as otherwise expressly provided herein or in the Leasing Documents, the Lessor will not disturb the Lessee in its peaceful and quiet enjoyment of the Project Facility, which shall be free from any interference, repossession or disturbance by the Lessor.

SECTION 5.4. RENT AND OTHER AMOUNTS PAYABLE. (A) The Lessee shall pay rent for the Project Facility as follows:

     (A) On the Closing Date, the Lessee shall pay to the Lessor the agreed upon administrative fee of the Lessor in an amount not to exceed $161,125.00.

     (B) Within seven (7) days after receipt of a demand therefor from the Lessor, the Lessee shall pay to the Lessor the sum of the reasonable expenses of the Lessor and the officers, members, agents and employees thereof incurred by reason of the Lessor's ownership or lease of the Project Facility or in connection with the carrying out of the Lessor's duties and obligations under this Lease Agreement or any of the other Leasing Documents and any other fee or expense of the Lessor, including reasonable attorneys' fees, with respect to the Project Facility, the sale of the Project Facility to the Lessee, any of the other Leasing Documents, the payment of which is not otherwise provided for under this Lease Agreement.

     (C) The Lessee agrees to make the above mentioned payments, without any further notice, in lawful money of the United States of America as, at the time of payment, shall be legal tender for the payment of public and private debts. In the event the Lessee shall fail to make any payment required by this Section 5.4 for a period of more than thirty (30) days from the date such payment is due, the Lessee shall pay the same together with interest thereon at the Default Rate or the maximum permitted by law, whichever is less, from the date on which such payment was due until the date on which such payment is made.

SECTION 5.5. NATURE OF OBLIGATIONS OF THE LESSEE HEREUNDER. The obligations of the Lessee to make the payments required by this Lease Agreement and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be general obligations of the Lessee and shall be absolute and unconditional irrespective of any defense or any rights of set-off, recoupment or counterclaim the Lessee may otherwise have against the Lessor. The Lessee agrees that it will not suspend, discontinue or abate any payment required by, or fail to observe any of its other covenants or agreements contained in this Lease Agreement, or terminate this Lease Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, failure to complete the acquisition of the Land, the construction of the Facility or the acquisition and installation of the Equipment, any material defect in the title, design, operation, merchantability, fitness or condition of the Project Facility or any part thereof or in the suitability of the Project Facility or any part thereof for the Lessee's purposes or needs, failure of consideration for, destruction of or damage to, Condemnation of title to or the use of all or any part of the Project Facility, any change in the tax or other laws of the United States of America or of the State or any political subdivision thereof, or any failure of the Lessor to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or in connection with this Lease Agreement.


                           ARTICLE VI

         MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE


SECTION 6.1. MAINTENANCE AND MODIFICATIONS OF PROJECT FACILITY. The Lessee agrees that during the period that the Lease Agreement is outstanding it will (1) keep the Project Facility in good condition and repair and preserve the same against waste, loss, damage and depreciation, ordinary wear and tear excepted, (2) make all necessary repairs and replacements to the Project Facility or any part thereof (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen), and (3) operate the Project Facility in a sound and economic manner.

SECTION 6.2. TAXES, ASSESSMENTS AND UTILITY CHARGES. The Lessee shall pay or cause to be paid, as the same respectively become due, (1) all taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to the Project Facility, (2) all utility and other charges, including "service charges", incurred or imposed for the operation, maintenance, use, occupancy, upkeep and improvement of the Project Facility, (3) all assessments and charges of any kind whatsoever lawfully made by any Governmental Authority for public improvements, and (4) all payments required under Section 6.6 hereof; provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Lessee shall be obligated hereunder to pay only such installments as are required to be paid during all periods that sums payable by the Lessee hereunder or under any of the other Leasing Documents are due and owing.

SECTION 6.3. INSURANCE REQUIRED. At all times that the Lessor is the owner of the Project Facility, the Lessee shall maintain or, with respect to the insurance required by subsection (D) of this Section 6.3, cause the general contractor to maintain insurance with respect to the Project Facility against such risks and for such amounts as are customarily insured against by businesses of like size and type, paying, as the same become due and payable, all premiums with respect thereto, including, but not necessarily limited to:

     (A) (1) Insurance protecting the interests of the Lessee as insured against loss or damage to the Project Facility by fire, lightning, vandalism, malicious mischief and other perils and casualties normally insured against with a uniform extended coverage endorsement, such insurance at all times to be in an amount consistent with applicable commercial standards.

     (B) To the extent applicable, workers' compensation insurance, disability benefits insurance and such other forms of insurance which the Lessee is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Lessee who are located at or assigned to the Project Facility or who are responsible for the construction of the Facility, including, but not limited to, all contractors and subcontractors.

     (C) Insurance protecting the Lessee and the Lessor against loss or losses from liabilities imposed by law or assumed in any written contract (including, without limitation, the contractual liability assumed by the Lessee under Section 8.2 of this Lease Agreement) and arising from personal injury or death or damage to the property of others caused by any accident or occurrence, with limits of not less than $1,000,000 per person per accident or occurrence on account of personal injury, including death resulting therefrom, and $1,000,000 per accident or occurrence on account of damage to the property of others, excluding liability imposed upon the Lessee by any applicable workers' compensation law, and a separate commercial umbrella liability policy in excess of the basic coverage stated above protecting the Lessee and the Lessor with a limit of not less than $5,000,000.

     (D) During any construction period, the general contractor and any subcontractor constructing and equipping the Project Facility shall be required to carry workers' compensation and general comprehensive liability insurance containing coverages for premises operations, products and completed operations, explosion, collapse and underground damage hazard, contractor's protective, owner's protective and coverage for all owned, non-owned and hired vehicles with non-ownership protection from the general contractor or subcontractor's employees providing the following minimum limits:

     (a) Workers' compensation and employer's liability - in accordance with applicable law, covering loss resulting from injury, sickness, disability and death of employees located at or assigned to the Facility or who are responsible for the construction of the Facility.

     (b)  Comprehensive general liability:

          (i) Bodily injury liability in an amount not less than $1,000,000 for each accident and not less than $5,000,000 for injuries sustained by two or more persons in any one accident.

          (ii) Property damage liability in an amount not less than $1,000,000 for each accident and not less than $5,000,000 in the aggregate for each year of the policy period.

     (c)  Comprehensive automobile liability:

          (i) Bodily injury liability in an amount not less than $1,000,000 for each accident and not less than $5,000,000 for injuries sustained by two or more persons in any one accident.

     (E)  Other insurance coverage required by any Governmental
Authority in connection with any Requirement.

     (F)  THE LESSOR DOES NOT IN ANY WAY REPRESENT OR WARRANT
THAT THE INSURANCE SPECIFIED HEREIN, WHETHER IN SCOPE OR IN
LIMITS OF COVERAGE, IS ADEQUATE OR SUFFICIENT TO PROTECT THE
LESSEE'S BUSINESS OR INTERESTS.

SECTION 6.4. ADDITIONAL PROVISIONS RESPECTING INSURANCE. All insurance required by Section 6.3 hereof shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Lessee and authorized to write such insurance in the State and satisfactory to the Lessor. The company or companies issuing the policies required by Sections 6.3(C) shall be rated "A" or better by A.M. Best Co., Inc. in the most recent edition of Best's Key Rating Guide. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which the Lessee is engaged. All policies evidencing such insurance shall name the Lessee and the Lessor as insureds, as their interests may appear, and provide for at least thirty (30) days' written notice to the Lessee and the Lessor prior to cancellation, lapse, reduction in policy limits or material change in coverage thereof. The insurance required by Sections 6.3(A), 6.3(C), 6.3(D) and 6.3(F) hereof shall be fully paid for. All insurance required hereunder shall be in form, content and coverage satisfactory to the Lessor. Certificates satisfactory in form and substance to the Lessor to evidence all insurance required hereby shall be delivered to the Lessor on or before the Closing Date. The Lessee shall deliver to the Lessor on or before the first Business Day of each calendar year thereafter a certificate dated not earlier than the immediately preceding December 1 reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance in the amounts and of the types required by Sections 6.3 and 6.4 hereof. At least thirty
(30) days prior to the expiration of any such policy, the Lessee shall furnish to the Lessor evidence that the policy has been renewed or replaced or is no longer required by this Lease Agreement. In addition, in the event of a change of use, operation or value of the Project Facility, or in the availability of insurance in the area in which the Project Facility is located, the Lessee shall, within five (5) days after the Lessor's request, take out such additional insurance as the Lessor may reasonably require.

     (B)  All premiums with respect to the insurance required by
Section 6.3 hereof shall be paid by the Lessee; provided, however, that if the premiums are not timely paid, the Lessor may pay such premiums and the Lessee shall pay immediately upon demand all sums so expended by the Lessor, together with interest, to the extent permitted by law, at the Default Rate from the date on which such payment was due until the date on which the payment is made.

     (C) (1) The Lessee shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under Section 6.3 unless the Lessor is included therein as a named insured. The Lessee shall immediately notify the Lessor whenever any such separate insurance is taken out and shall promptly deliver to the Lessor the policy or policies of such insurance.

     (2) Each of the policies required pursuant to Section 6.3 hereof shall waive any right of subrogation against any Person insured under such policy, and shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Person insured under such policy.

SECTION 6.5. APPLICATION OF NET PROCEEDS OF INSURANCE. The Net Proceeds of the insurance carried pursuant to the provisions of
Section 6.3 hereof shall be applied as follows: (A) the Net Proceeds of the insurance required by Section 6.3(A) hereof shall be paid to the Lessee and applied as provided in Section 7.1 hereof, (B) the Net Proceeds of the insurance required by Section 6.3(B), 6.3(C), 6.3(D) and 6.3(E) hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

SECTION 6.6. PAYMENTS IN LIEU OF TAXES. (A) It is recognized that, under the provisions of the Act, the Lessor is required to pay no taxes or assessments upon any of the property acquired by it or under its jurisdiction, control or supervision or upon its activities. It is not the intention, however, of the parties hereto that the Project Facility be treated as exempt from real property taxation. Accordingly, the parties acknowledge that a Payment In Lieu of Tax Agreement (the "PILOT Agreement") has been executed with respect to the Project Facility. Until the expiration date of the PILOT Agreement, the Lessor and the Lessee hereby agree that the Lessee (or any subsequent user of the Project Facility under this Lease Agreement) shall be required to make or cause to be made payments in lieu of real estate taxes in the amounts and in the manner set forth in the PILOT Agreement.

     (B) In the event that (1) the Project Facility would be subject to real property taxation if owned by the Lessee but shall be deemed exempt from real property taxation due to the involvement of the Lessor therewith, and (2) the PILOT Agreement shall not have been entered into by the Lessor and the Lessee, or, if entered into, the PILOT Agreement shall for any reason no longer be in effect, the Lessor and the Lessee hereby agree that the Lessee, or any subsequent user of the Project Facility under this Lease Agreement, shall in such event be required to make or cause to be made payments in lieu of taxes to the school district or school districts, city, town, county, village and other political units wherein the Project Facility is located having taxing powers (such political units are hereinafter collectively referred to as the "Taxing Entities") in such amounts as would result from taxes being levied on the Project Facility by the Taxing Entities if the Project Facility were privately owned by the Lessee and not deemed owned by or under the jurisdiction, control or supervision of the Lessor, but with appropriate reductions similar to the real property tax exemptions and credits, if any, which would be afforded to the Lessee if it were the owner of the Project Facility. It is agreed that the Lessee, in cooperation with the Lessor, (a) shall cause the Project Facility to be valued for purposes of determining the amounts due hereunder as if owned by the Lessee as aforesaid by the appropriate officer or officers of any of the Taxing Entities as may from time to time be charged with responsibility for making such valuations, (b) shall cause to be appropriately applied to the valuation or valuations so determined the respective tax rate or rates of the Taxing Entities that would be applicable to the Project Facility if so privately owned, (c) shall cause the appropriate officer or officers of the Taxing Entities charged with the duty of levying and collecting such taxes to submit to the Lessee, when the respective levies are made for purposes of such taxes upon Property privately owned as aforesaid, statements specifying the amounts and due dates of such taxes which the Taxing Entities would receive if such Property were so privately owned by the Lessee and not deemed owned by or under the jurisdiction, control or supervision of the Lessor, and (d) shall file with the appropriate officer or officers any accounts or tax returns furnished to the Lessor by the Lessee for the purpose of such filing.

     (C) The Lessee shall pay or cause to be paid to the Taxing Entities when due all such payments in lieu of taxes with respect to the Project Facility required by Section 6.6(B) of this Lease Agreement to be paid to the Taxing Entities, subject in each case to the Lessee's right to (a) obtain exemptions and credits, if any, which would be afforded to a private owner of the Project Facility, including any available exemption under Section 485-b of the New York Real Property Tax Law with respect to the Project Facility, (b) contest valuations of the Project Facility made for the purpose of determining such payments therefrom (provided, however, no such contest shall entitle the Lessee to defer payments in lieu of taxes by reason of any such contest), and (c) seek to obtain a refund of any such payments made. In the event the Lessee shall fail to make or cause to be made any such payments in lieu of taxes, the amount or amounts so in default shall continue as an obligation of the Lessee until fully paid, and the Lessee hereby agrees to pay or cause to be paid the same, together with late charges and interest thereon as provided for in subsection (5) of Section 874 of the General Municipal Law of the State (or any successor provision).


                           ARTICLE VII

              DAMAGE, DESTRUCTION AND CONDEMNATION


SECTION 7.1. DAMAGE OR DESTRUCTION. If the Project Facility shall be damaged or destroyed, in whole or in part, the Lessee shall give the Lessor prompt written notice thereof. As between the Lessor and the Lessee, the Lessee shall have sole right to and control over the use of the Net Proceeds of any insurance settlement. The Lessee shall not be obligated to replace, repair, rebuild or restore the Project Facility, and the Net Proceeds of any insurance settlement shall not be applied to replace, repair, rebuild or restore the Project Facility if the Lessee shall notify the Lessor that, in the Lessee's sole judgment, the Lessee does not deem it practical or desirable to so replace, repair, rebuild or restore the Project Facility. The Lessor shall have no obligation to rebuild or restore the Project Facility, and upon payment of all payments due pursuant to
Section 5.4 hereof, the Lease Term shall end and the obligations of the Lessee hereunder (other than any such obligations expressed herein as surviving termination of this Lease Agreement) shall terminate as of the date of such payment and the Lessor shall transfer to the Lessee, without recourse or warranty, all right, title and interest of the Lessor in and to the Project Facility.

SECTION 7.2. CONDEMNATION. If title to, or the use of, the Project Facility shall be taken by Condemnation, the Lessee shall give the Lessor prompt written notice thereof. As between the Lessor and the Lessee, the Lessee shall have sole right to and control over the use of the Net Proceeds of any insurance settlement. The Net Proceeds of any Condemnation award shall not be applied to restore the Project Facility if the Lessee shall notify the Lessor that, in the Lessee's sole judgment, the Lessee does not deem it practical or desirable to restore the Project Facility. The Lessor shall have no obligation to restore the Project Facility, and upon payment of all payments due pursuant to Section 5.4 hereof, the Lease Term shall end and the obligations of the Lessee hereunder (other than any such obligations expressed herein as surviving termination of this Lease Agreement) shall terminate as of the date of such payment and the Lessor shall transfer to the Lessee, without recourse or warranty, all right, title and interest of the Lessor in and to the Project Facility.


                          ARTICLE VIII

                        SPECIAL COVENANTS


SECTION 8.1. NO WARRANTY OF CONDITION OR SUITABILITY BY LESSOR; ACCEPTANCE "AS IS". THE LESSOR MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE PROJECT FACILITY OR ANY PART THEREOF OR AS TO THE SUITABILITY OF THE PROJECT FACILITY OR ANY PART THEREOF FOR THE LESSEE'S PURPOSES OR NEEDS. THE LESSEE SHALL ACCEPT TITLE TO THE PROJECT FACILITY "AS IS", WITHOUT RECOURSE OF ANY NATURE AGAINST THE LESSOR FOR ANY CONDITION NOW, HERETOFORE OR HEREAFTER EXISTING. NO WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY ARE MADE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE, WHETHER PATENT OR LATENT, THE LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO.

SECTION 8.2.  HOLD HARMLESS PROVISIONS.  (A) The Lessee hereby
(i) releases the Lessor and its members, officers, agents (other than the Lessee) and employees from, (ii) agrees that the Lessor and its members, officers, agents (other than the Lessee) and employees shall not be liable for, and (iii) agrees to indemnify, defend and hold the Lessor and its members, officers, agents (other than the Lessee) and employees harmless from and against: any and all claims, causes of action, judgments, liabilities, damages, losses, costs and expenses arising as a result of the Lessor's undertaking the Project, including, but not limited to,
(1) liability for loss or damage to Property or bodily injury to or death of any and all Persons that may be occasioned, directly or indirectly, by any cause whatsoever pertaining to the Project Facility or arising by reason of or in connection with the occupation or the use thereof or the presence of any Person or Property on, in or about the Project Facility, (2) liability arising from or expense incurred by the Lessor's acquiring, constructing, reconstructing, installing, owning or selling the Project Facility, including, without limiting the generality of the foregoing, any sales or use taxes which may be payable with respect to goods supplied or services rendered with respect to the Project Facility and any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Project Facility, all liabilities or claims arising as a result of the Lessor's obligations under this Lease Agreement or any of the other Leasing Documents or the enforcement of or defense of validity of any provision of any Leasing Documents, and any and all liability arising out of environmental matters with respect to the Project Facility, and (3) all causes of action and reasonable attorneys' fees and other expenses incurred in connection with any suits or actions which may arise as a result of any of the foregoing; provided that any such claims, causes of action, judgments, liabilities, damages, losses, costs or expenses of the Lessor are not incurred or do not result from the intentional wrongdoing of the Lessor or any of its members, officers, agents (other than the Lessee) or employees. The foregoing indemnities shall apply notwithstanding the fault or negligence in part of the Lessor or any of its officers, members, agents or employees and notwithstanding the breach of any statutory obligation or any rule of comparative or apportioned liability.

     (B) In the event of any claim against the Lessor or its members, officers, agents (other than the Lessee) or employees by any employee of the Lessee or any contractor of the Lessee or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Lessee hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Lessee or such contractor under workers' compensation laws, disability benefits laws or other employee benefit laws.

     (C) To effectuate the provisions of this Section 8.2, the Lessee agrees to provide for and insure, in the liability policies required by Section 6.3(C) of this Lease Agreement, its liabilities assumed pursuant to this Section 8.2.

     (D) Notwithstanding any other provisions of this Lease Agreement, the obligations of the Lessee pursuant to this Section
8.2 shall remain in full force and effect after the termination of this Lease Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all expenses, charges and costs incurred by the Lessor, or its officers, members, agents (other than the Lessee) or employees, relating thereto.

SECTION 8.3. RIGHT OF ACCESS TO PROJECT FACILITY. The Lessee agrees that the Lessor and their duly authorized agents shall have the right at all reasonable times to enter upon and to examine and inspect the Project Facility.

SECTION 8.4. THE LESSEE NOT TO TERMINATE EXISTENCE OR DISPOSE OF ASSETS. The Lessee agrees that, so long as the Lease Agreement is in effect, it will maintain its existence and will not dissolve or otherwise dispose of all or substantially all of its assets absent the prior written consent of the Lessor, which consent will not be unreasonably withheld or delayed.

SECTION 8.5. AGREEMENT TO PROVIDE INFORMATION. The Lessee agrees, whenever requested by the Lessor, to provide and certify or cause to be provided and certified such information concerning the Lessee, its finances and other topics as the Lessor from time to time reasonably consider necessary or appropriate, including, but not limited to, such information as to enable the Lessor to make any reports required by law or governmental regulation.

SECTION 8.6. COMPLIANCE WITH ORDERS, ORDINANCES, ETC. (A) The Lessee agrees that it will, during any period in which the Lease Agreement is in effect, promptly comply with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all Governmental Authorities, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Lessee or the Project Facility or any part thereof, or to any use, manner of use or condition of the Project Facility or any part thereof.

     (B) Notwithstanding the provisions of subsection (A) of this Section 8.6, the Lessee may in good faith actively contest the validity or the applicability of any requirement of the nature referred to in such subsection (A), provided that the Lessee (1) first shall have notified the Lessor in writing of such contest, (2) is not in default under any of the Leasing Documents and (3) shall have set aside adequate reserves for any such requirement. Otherwise, the Lessee shall promptly take such action with respect thereto as shall be satisfactory to the Lessor.

     (C) Notwithstanding the provisions of subsection (B) of this Section 8.6, if the Lessor or any of its members, officers, agents, servants or employees may be liable for prosecution for failure to comply therewith, the Lessee shall promptly take such action with respect thereto as shall be satisfactory to the Lessor.

SECTION 8.7. PERFORMANCE BY LESSOR OF LESSEE'S OBLIGATIONS. Should the Lessee fail to make any payment or to do any act as herein provided, the Lessor may, but need not, without notice to or demand on the Lessee and without releasing the Lessee from any obligation herein, make or do the same, including, without limitation, appearing in and defending any action purporting to affect the rights or powers of the Lessee or the Lessor, and paying all expenses, including, without limitation, reasonable attorneys' fees; and the Lessee shall pay immediately upon demand all sums so expended by the Lessor under the authority hereof, together with interest thereon at the rate of two percent (2%) per month or the maximum permitted by law, whichever is less.

SECTION 8.8. DEPRECIATION DEDUCTIONS AND TAX CREDITS. The parties agree that as between them the Lessee shall be entitled to all depreciation deductions and accelerated cost recovery system deductions with respect to any portion of the Project Facility pursuant to Sections 167 and 168 of the Internal Revenue Code of 1986, as amended (the "Code"), and to any investment credit pursuant to Section 38 of the Code with respect to any portion of the Project Facility which constitutes "Section 38 Property" and to all other state and/or federal income tax deductions and credits which may be available with respect to the Project Facility.

                           ARTICLE IX

                  ASSIGNMENTS; MERGER OF LESSOR


SECTION 9.1. RESTRICTION ON TRANSFER OF LESSOR'S INTEREST HEREUNDER. Except as otherwise specifically provided in this
Article IX hereof and except for a conveyance by the Lessor in accordance with the provisions of Section 10.2(A)(4) hereof, neither the Lessor nor the Lessee shall sell, assign or otherwise dispose of any of their rights under this Lease Agreement, without the prior written consent of the Lessee or the Lessor, as the case may be, which consents shall not be unreasonably withheld or delayed.

SECTION 9.2. ASSIGNMENT OF THIS LEASE AGREEMENT. This Lease Agreement may be assigned by the Lessee, in whole or in part, but only with the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed, and provided that:

          (1) no assignment shall relieve the Lessee from primary liability for any of its obligations hereunder;

          (2) the assignee shall be qualified to transact business in the State of New York and shall assume the obligations of the Lessee hereunder to the extent of the interest assigned;

          (3) the Lessee shall, within ten (10) days after the delivery thereof, furnish or cause to be furnished to the Lessor a true and complete copy of such assignment and the instrument of assumption; and

          (4) the Facility shall continue to constitute a "project" as such quoted term is defined in the Act.

SECTION 9.3. MERGER OF THE LESSOR. (A) Nothing contained in this Lease Agreement shall prevent the consolidation of the Lessor with, or merger of the Lessor into, or assignment by the Lessor of its rights and interests hereunder to, any other public benefit corporation of the State or political subdivision thereof which has the legal authority to perform the obligations of the Lessor hereunder, provided that upon any such consolidation, merger or assignment, the due and punctual performance and observance of all of the agreements and conditions of this Lease Agreement to be kept and performed by the Lessor shall be expressly assumed in writing by the public benefit corporation or political subdivision resulting from such consolidation or surviving such merger or to which the Lessor's rights and interests hereunder or under this Lease Agreement shall be assigned.

     (B) As of the date of any such consolidation, merger or assignment, the Lessor shall give notice thereof in reasonable detail to the Lessee. The Lessor shall promptly furnish to the Lessee such additional information with respect to any such consolidation, merger or assignment as the Lessee reasonably may request.

SECTION 9.4. SALE OR LEASE OF PROJECT FACILITY. Except as provided for below, the Lessee may not otherwise sell, lease, transfer, convey or otherwise dispose of the Project Facility or any part thereof without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Lessee may sell or otherwise dispose of any items of personal property constituting Equipment without obtaining the prior consent of the Lessor. The Lessor agrees to execute any documents and instruments as may be reasonably required in order to effectuate any such sale or disposal, upon written request of the Lessee and at no cost or expense to the Lessor.


                            ARTICLE X

                 EVENTS OF DEFAULT AND REMEDIES


SECTION 10.1. EVENTS OF DEFAULT DEFINED. (A) The following shall be "Events of Default" under this Lease Agreement, and the terms "Event of Default" or "Default" shall mean, whenever they are used in this Lease Agreement, any one or more of the following events:

     (1) A default by the Lessee in the due and punctual payment of the amounts specified to be paid pursuant to Section 5.4 (A) hereof, and the continuance thereof for a period of ten (10) days.

     (2) A default in the performance or observance of any other of the covenants, conditions or agreements on the part of the Lessee in this Lease Agreement and the continuance thereof for a period of thirty (30) days after written notice is given by the Lessor to the Lessee; provided, however, that if such default cannot reasonably be cured within said thirty (30) day period and the Lessor or the Lessee shall have commenced action to cure the breach of covenant within said thirty (30) day period, and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as the Lessor or the Lessee shall require, in the exercise of due diligence, to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days. If any conflict shall exist between the provisions of this Subsection (2) and the immediately following Subsection (3) as to when an Event of Default has occurred, the provisions of such Subsection (3) shall govern.

(3)  The occurrence of an Event of Default under any of the other
Leasing Documents.

(4) Any representation or warranty made by the Lessee herein or in any other Leasing Document proves to have been false in any material manner at the time it was made.

(5) (a) The filing by the Lessee (as debtor) of a voluntary petition under Title 11 of the United States Code or any other federal or state bankruptcy statute, (b) the failure by the Lessee within ninety (90) days to lift any execution, garnishment or attachment of such consequence as will impair the Lessee's ability to carry out its obligations hereunder, (c) the commencement of a case under Title 11 of the United States Code against the Lessee as the debtor or commencement under any other federal or state bankruptcy statute of a case, action or proceeding against the Lessee and continuation of such case, action or proceeding without dismissal for a period of ninety
(90) days, (d) the entry of an order for relief by a court of competent jurisdiction under Title 11 of the United States Code or any other federal or state bankruptcy statute with respect to the debts of the Lessee, or (e) in connection with any insolvency or bankruptcy case, action or proceeding, appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver or trustee of the whole or a substantial portion of the Property of the Lessee, unless such order, judgment or decree is vacated, dismissed or dissolved within ninety (90) days of such appointment.

          (6) If by order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Lessee or the Project Facility or any part thereof, shall be appointed and such order shall not be discharged or dismissed within ninety (90) days after such appointment.

          (7)  The dissolution of the Lessee.

          (8) If a Lien for the performance of work or the supply of materials is filed against the Project Facility and is not satisfied or bonded within sixty (60) days after notice of filing thereof is received by the Lessee or if the Project Facility is encumbered by any other Lien or encumbrance not approved by the Lessor for sixty (60) or more days after the Lessee has actual knowledge or written notice of the existence of such Lien or encumbrance.

          (9) If at any time any insurance policy required to be maintained pursuant to any of the Leasing Documents shall be canceled, terminated or lapse and shall not have been replaced prior to the effective date of such cancellation, termination or lapse by a policy covering the same matters as the lapsed policy, which new policy shall comply with all requirements in the Leasing Documents relating to such type of insurance.

          (10) If any real estate tax, payment in lieu of tax or assessment payable with respect to the Project Facility is not paid before any fine, penalty or interest shall be due with respect thereto.

SECTION 10.2.  REMEDIES ON DEFAULT.  (A) Whenever any Event of
Default shall have occurred, the Lessor may, to the extent permitted by law, take any one or more of the following remedial steps:

          (1) Declare, by written notice to the Lessee, to be immediately due and payable, whereupon the same shall become immediately due and payable, (a) all unpaid payments payable pursuant to Section 5.4(A) hereof, and (b) all other payments due under this Lease Agreement or any of the other Leasing Documents.

          (2)  Enforce or terminate this Lease Agreement.

          (3) Take any other action at law or in equity which may appear necessary or desirable to collect any amounts then due or thereafter to become due hereunder and to enforce the obligations, agreements or covenants of the Lessee under this Lease Agreement.

          (4) In the event of a default by the Lessee in the payment of any amounts due and owing under the PILOT Agreement, terminate this Lease Agreement and the PILOT Agreement and reconvey the Project Facility to the Lessee. The Lessee hereby consents to said reconveyance and appoints the Lessor its attorney-in-fact, which appointment is coupled with an interest and is irrevocable, to execute any and all instruments and documents in its name as may be necessary, in the sole discretion of the Lessor, to effectuate such transfer.

          (B) No action taken pursuant to this Section 10.2 shall relieve the Lessee from its obligations to make all payments required by this Lease Agreement and the other Leasing
Documents.

SECTION 10.3. REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Lessor to exercise any remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

SECTION 10.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Lessee should default under any of the provisions of this Lease Agreement and the Lessor should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Lessee herein contained, the Lessee shall, on demand therefor, pay to the Lessor the reasonable fees of such attorneys and such other expenses so incurred, whether an action is commenced or not.

SECTION 10.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained herein should be breached by either party and thereafter such breach be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                           ARTICLE XI

              EARLY TERMINATION OF LEASE AGREEMENT

SECTION 11.1. OPTION TO TERMINATE LEASE AGREEMENT. The Lessee shall have, if there exists no Event of Default hereunder, the option to cancel or terminate this Lease Agreement, subject to the survival of those obligations of the Lessee which are intended to survive the term of this Lease Agreement, upon payment of all payments currently due and owing pursuant to Sections 5.4 and 6.6 hereof, and by giving the Lessor notice in writing of such termination and thereupon such termination shall forthwith become effective.

SECTION 11.2. OBLIGATION TO SELL AND PURCHASE THE PROJECT FACILITY. Upon termination of this Lease Agreement in accordance with Section 5.2 or 11.1 hereof, the Lessor shall be obligated to sell the Project Facility to the Lessee, and the Lessee shall be obligated to purchase the Project Facility from the Lessor for the purchase price of One Dollar ($1.00) plus payment of all sums due and payable to the Lessor hereunder.

SECTION 11.3. CONVEYANCE OF PROJECT FACILITY UPON PURCHASE. (A) At the closing of any purchase of the Project Facility pursuant to Section 11.2 hereof, the Project Facility shall be conveyed from the Lessor to the Lessee subject only to Permitted Encumbrances. The Lessee agrees to prepare the Deed to Lessee together with all gains tax affidavits, equalization and assessment forms and other necessary documentation and to forward same to the Lessor at least thirty (30) days prior to the date that the Project Facility is to be conveyed to the Lessee. The Lessee will pay all expenses and taxes, if any, applicable to or arising from such transfers of title.

     (B) The sale and conveyance of the Lessor's right, title and interest in and to the Land and the Facility shall be effected by the execution, delivery and recording by the Lessor of the Deed to Lessee (in substantially the form attached hereto as Exhibit "B" and by this reference made a part hereof).

     (C) The sale and conveyance of the Lessor's right, title and interest in and to the Equipment shall be effected by the execution and delivery by the Lessor of the Bill of Sale to Lessee (in substantially the form attached hereto as Exhibit "C" and by this reference made a part hereof.

     (D) The Lessee hereby agrees to pay all expenses, filing and recording fees and taxes, if any, and the reasonable attorneys' fees of the Lessor applicable to or arising from the transfers contemplated by this Section 11.3.

     (E) If, upon conveyance of the Project Facility to the Lessee pursuant to this Section 11.3, the Lessor has failed to comply with the covenant set forth in Section 2.1(D) hereof, the Lessee may, at its option, accept the conveyance subject to the Lessee's right to seek redress as against the Lessor for such failure to comply with Section 2.1(D).


                           ARTICLE XII

                          MISCELLANEOUS


SECTION 12.1. NOTICES. All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when (A) sent to the applicable address stated below by registered or certified mail, return receipt requested, or by such other means (including overnight delivery) as shall provide the sender with documentary evidence of such delivery, or (B) delivery is refused by the addressee, as evidenced by the affidavit of the person who attempted to effect such delivery. The addresses to which notices, certificates and other communications hereunder shall be delivered are as follows:

     IF TO THE LESSEE:

     Ace Hardware Corporation
     2200 Kensington Court
     Oak Brook, Illinois  60521-2134
     Attention:  George H. Harris

     Ace Hardware Corporation
     2200 Kensington Court
     Oak Brook, Illinois  60521-2134
     Attention:  John J. Van Zeyl


     IF TO THE LESSOR:

     County of Saratoga Industrial
     Development Agency
     Saratoga County Municipal Center
     40 McMaster Street
     Ballston Spa, New York  12020
     Attention:  Chairman

     WITH A COPY TO:

     Snyder, Kiley, Toohey & Corbett
     160 West Avenue
     P.O. Box 4367
     Saratoga Springs, New York  12866
     Attention:  Michael J. Toohey, Esq.

The Lessor and the Lessee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

SECTION 12.2. BINDING EFFECT. This Lease Agreement shall inure to the benefit of the Lessor and the Lessee, and shall be binding upon the Lessor, the Lessee and, as permitted by this Lease
Agreement, their respective successors and assigns.

SECTION 12.3. SEVERABILITY. If any one or more of the covenants or agreements provided herein on the part of the Lessor or the Lessee to be performed shall, for any reason, be held or shall, in fact, be inoperative, unenforceable or contrary to law in any particular case, such circumstance shall not render the provision in question inoperative or unenforceable in any other case or circumstance. Further, if any one or more of the phrases, sentences, clauses, paragraphs or sections herein shall be contrary to law, then such covenant or covenants or agreement or agreements shall be deemed separable from the remaining covenants and agreements hereof and shall in no way affect the validity of the other provisions of this Lease Agreement.

SECTION 12.4.  AMENDMENTS, CHANGES AND MODIFICATIONS.  This Lease
Agreement may not be amended, changed, modified, altered or terminated, except by an instrument in writing signed by the parties hereto.

SECTION 12.5. EXECUTION OF COUNTERPARTS. This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 12.6. APPLICABLE LAW. This Lease Agreement shall be governed exclusively by the applicable laws of the State.

SECTION 12.7. RECORDING AND FILING. The Deed to Lessor and this Lease Agreement (or a Memorandum thereof) shall be recorded by the Lessor at the expense of the Lessee in the office of the Clerk of Saratoga County, New York, or in such other office as may at the time be provided by law as the proper place for the recordation or filing thereof.

SECTION 12.8. SURVIVAL OF OBLIGATIONS. The obligations of the Lessee to make the payments required by Section 5.4(A) hereof and to provide the indemnity required by Section 8.2 hereof shall survive the termination of this Lease Agreement, and all such payments after such termination shall be made upon demand of the party to whom such payment is due.

SECTION 12.9. TABLE OF CONTENTS AND SECTION HEADINGS NOT CONTROLLING. The table of contents and the headings of the several sections in this Lease Agreement have been prepared for convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Lease Agreement.

SECTION 12.10. NO RECOURSE; SPECIAL OBLIGATION. The obligations and agreements of the Lessor contained herein and in the other Leasing Documents and any other instruments or documents executed in connection therewith or herewith, and any other instrument or document supplemental thereto or hereto, shall be deemed the obligations and agreements of the Lessor, and not of any member, officer, agent (other than the Lessee) or employee of the Lessor in his or her individual capacity, and the members, officers, agents (other than the Lessee) and employees of the Lessor shall not be liable personally hereon or thereon or be subject to any personal liability or accountability based upon or in respect hereof or thereof or of any transaction contemplated hereby or thereby. The obligations and agreements of the Lessor contained herein and therein shall not constitute or give rise to an obligation of the State of New York or the County of Saratoga, New York, and neither the State of New York nor the County of Saratoga, New York shall be liable hereon or thereon, and, further, such obligations and agreements shall not constitute or give rise to a general obligation of the Lessor, but rather shall constitute limited, special obligations of the Lessor payable solely from the revenues of the Lessor derived and to be derived from the sale or other disposition of the Project Facility (except for revenues derived by the Lessor with respect to the Unassigned Rights). No order or decree of specific performance with respect to any of the obligations of the Lessor hereunder shall be sought or enforced against the Lessor unless (A) the party seeking such order or decree shall first have requested the Lessor in writing to take the action sought in such order or decree of specific performance, and ten (10) days shall have elapsed from the date of receipt of such request, and the Lessor shall have refused to comply with such request (or, if compliance therewith would reasonably be expected to take longer than ten [10] days, shall have failed to institute and diligently pursue action to cause compliance with such request) or failed to respond within such notice period, (B) if the Lessor refuses to comply with such request and the Lessor's refusal to comply is based on its reasonable expectation that it will incur fees and expenses, the party seeking such order or decree shall have placed in an account with the Lessor an amount or undertaking sufficient to cover such reasonable fees and expenses, and (C) if the Lessor refuses to comply with such request and the Lessor's refusal to comply is based on its reasonable expectation that it or any of its members, officers, agents (other than the Lessee) or employees shall be subject to potential liability, the party seeking such order or decree shall (1) agree to indemnify, hold harmless and defend the Lessor and its members, officers, agents (other than the Lessee) and employees against any liability incurred as a result of its compliance with such demand, and (2) if requested by the Lessor, furnish to the Lessor satisfactory security to protect the Lessor and its members, officers, agents (other than the Lessee) and employees against all liability expected to be incurred as a result of compliance with such request. Any failure to provide the indemnity required in this
Section 12.10 shall not affect the full force and effect of an Event of Default under any of the Leasing Documents.

SECTION 12.11.  SUBMISSION TO JURISDICTION.   The Lessee hereby
irrevocably and unconditionally agrees that any suit, action or proceeding arising out of or relating to this Lease Agreement shall be brought in the state courts of the State of New York or federal district court for the Northern District of New York and waives any right to object to jurisdiction within either of the foregoing forums by the Lessor. Nothing contained herein shall prevent the Lessor from bringing any suit, action or proceeding or exercising any rights against any security and against the Lessee personally, and against any property of the Lessee, within any other jurisdiction and the initiation of such suit, action or proceeding or taking of such action in any such other jurisdiction shall in no event constitute a waiver of the agreements contained herein with respect to the laws of the State of New York governing the rights and obligations of the parties hereto or the agreement of the Lessee to submit to personal jurisdiction within the State of New York.
     IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Agreement to be executed in their respective names by their respective Authorized Representatives, all as of the day and year first above written.

     COUNTY OF SARATOGA INDUSTRIAL
     DEVELOPMENT AGENCY


     By:______________________________________________
          Floyd H. Rourke, Chairman



     ACE HARDWARE CORPORATION


     By:______________________________________________
     Name:___________________________________________
     Title:____________________________________________


STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF           )

     On the ____ day of ____________, 1996, before me personally came FLOYD H. ROURKE, to me known, who being by me duly sworn, did depose and say that he resides in Ballston Spa, New York, that he is the CHAIRMAN of the COUNTY OF SARATOGA INDUSTRIAL DEVELOPMENT AGENCY, the public benefit corporation of the State of New York described in and which executed the foregoing instrument, and that he signed his name thereto by authority of said public benefit corporation.


_______________________________________
                   Notary Public

STATE OF ILLINOIS   )
                    ) SS.:
COUNTY OF DUPAGE    )

     On this __ day of ___________, 1996, before me personally came ________________, to me known, who being by me duly sworn, did depose and say that he resides in ________________________, that he is the _________________ of ACE HARDWARE CORPORATION, the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.


_______________________________________
                  Notary Public



     EXHIBIT "A"

     DESCRIPTION OF LAND



     EXHIBIT "B"


     FORM OF DEED TO LESSEE

     THIS INDENTURE made __________________, ____, between COUNTY OF SARATOGA INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation organized under the laws of the State of New York, with offices at Saratoga County Municipal Center, 40 McMaster Street, Ballston Spa, New York 12020, party of the first part, and

     ACE HARDWARE CORPORATION, a Delaware corporation and having an address of 2200 Kensington Court, Oak Brook, Illinois 60521-
2134, party of the second part

     WITNESSETH that the party of the first part, in consideration of One and 00/100 dollars ($1.00), lawful money of the United States, and other good and valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, its successors and assigns all the following described premises:


     [Insert description of Land from Deed to Lessor]


     TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises,

     TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

     The word "party" shall be construed as if it read "parties" whenever the sense of this Indenture so requires.

     IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.


     COUNTY OF SARATOGA INDUSTRIAL
     DEVELOPMENT AGENCY


     By:______________________________________________

                                      , Chairman




EXHIBIT "C"

     FORM OF BILL OF SALE TO LESSEE

     County of Saratoga Industrial Development Agency, a public benefit corporation of the State of New York (the "State") having its office at Saratoga County Municipal Center, 40 McMaster Street, Ballston Spa, New York 12020 (the "Grantor"), for the consideration of One Dollar ($1.00), cash in hand paid, and other good and valuable consideration received by the Grantor from Ace Hardware Corporation, a Delaware corporation having an address of 2200 Kensingston Court, Oak Brook, Illinois 60521-2134 (the "Grantee"), the receipt of which is hereby acknowledged by the Grantor, hereby sells, transfers and delivers unto the Grantee, and its successors and assigns, all those machinery, equipment, fixtures or furnishings installed into the Facility (as defined in the lease agreement dated as of September 1, 1996, [the "Lease Agreement"] by and between the Grantor and the Grantee) and such additions thereto and substitutions therefor as may be made from time to time.

     TO HAVE AND TO HOLD the same unto the Grantee, and its successors and assigns, forever.

     THE GRANTOR MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF ANY OF THE EQUIPMENT DESCRIBED ABOVE. THE GRANTEE ACCEPTS TITLE TO SUCH EQUIPMENT "AS IS", WITHOUT RECOURSE AGAINST THE GRANTOR FOR ANY CONDITION NOW OR HEREAFTER EXISTING. IN THE EVENT OF A DEFICIENCY OR DEFAULT OF ANY NATURE, WHETHER PATENT OR LATENT, THE GRANTOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY WHATSOEVER WITH RESPECT THERETO.

     IN WITNESS WHEREOF, the Grantor has caused this bill of sale to be executed in its name by its duly authorized officer on the date indicated beneath the signature of such officer and dated as of the _____ day of __________, ____.



                              COUNTY OF SARATOGA INDUSTRIAL
                              DEVELOPMENT AGENCY



                              By:______________________________

                                                    , Chairman